Exhibit 10.7

AMENDED AND RESTATED ATERIAN, INC. 2019 EQUITY PLAN

Plan Document

Adopted by the Board of Directors: March 20, 2019

1. General.

(a) Purpose. Aterian, Inc. (the “Company”) hereby establishes this “Amended and Restated Aterian, Inc. 2019 Equity Plan” (this “Plan”). This Plan is intended: (i) to retain the best available personnel to ensure the Company’s success and accomplish the Company’s goals; and (ii) to incentivize Employees, Directors, and Consultants with long-term, equity-based compensation to align their interests with the interests of the Company’s stockholders, in both cases by providing for additional compensation for which value will be recognized in connection with a liquidity event.

(b) Eligible Award Recipients. Employees and Consultants (together, “Eligible Persons”) may receive Awards of Restricted Shares, subject to the terms of this Plan.

(c) Definitions. Capitalized terms in this Plan are defined in Section 22.

(d) Effective Date. This Plan shall become effective on the date it is approved by the Board.

(e) Effect on Other Plans, Awards, and Arrangements. No payment pursuant to this Plan shall be taken into account in determining any benefits under any Company or any Affiliate benefit plan, except to the extent otherwise expressly provided in writing in such other plan.

2. Shares Available for Awards.

(a) Share Reserve; In General. A total of 9,461,538 Shares may be issued under this Plan, subject to Section 9 below (the “Share Reserve”). The Shares deliverable pursuant to Awards shall be authorized but unissued or reacquired Shares, including Shares that the Company repurchased on the open market or otherwise, or that the Company otherwise holds in treasury or trust.

(b) Replenishment; Counting of Shares. Notwithstanding Section 2(a), Shares withheld in connection with any Withholding Taxes or payment of purchase price relating to an Award shall not be available for new Awards under this Plan, and Shares tendered by a Participant in satisfaction of Withholding Taxes or payment of purchase price shall not be available for future Awards under this Plan.

3. Eligibility.

(a) General Rule. The Committee shall determine which Eligible Persons may receive Awards. Each Award shall be evidenced by an Award Agreement that: sets forth the Grant Date and all other terms and conditions of the Award; is signed on behalf of the Company; and (unless waived by the Committee) is signed by the Eligible Person in acceptance of the Award. The grant of an Award shall not obligate the Company or any Affiliate to continue the employment or service of any Eligible Person, or to provide any future Awards or other remuneration at any time thereafter.

(b) Consultants. A Consultant is eligible for an Award only if, at grant, the offer and/or sale of Company securities to the Consultant is exempt under Rule 701 or satisfies another exemption under the Securities Act of 1933, as amended, and complies with all other Applicable Law.

4. Reserved.

5. Restricted Shares.

(a) Grant. The Committee may grant Restricted Shares to Eligible Persons, in all cases pursuant to Award Agreements, setting forth terms and conditions consistent with this Plan. As to each Restricted Share Award, the Committee shall establish the number of Shares deliverable or subject to the Award (which may be determined by a written formula), and the period(s) of time at the end of which all or some restrictions specified in an Award Agreement shall lapse, and the Participant shall receive vested Shares (or cash to the extent provided in the Award Agreement) in settlement of the Award. Such conditions may include restrictions concerning voting rights and transferability, and may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of Continuous Service; individual, group, or divisional performance criteria; or Company performance. Subject to applicable law, the Committee may make Restricted Share Awards with or without the requirement for payment of consideration.

(b) Vesting and Forfeiture. In an Award Agreement granting Restricted Shares, the Committee shall set forth the terms and conditions that establish a “substantial risk of forfeiture” under Code Section 83, and when the Participant’s interest in the Restricted Shares become vested and non-forfeitable. Except as set forth in the Award Agreement or as the Committee otherwise determines, the Participant shall forfeit his or her non-vested Restricted Shares upon termination of his or her Continuous Service for any reason. Notwithstanding the foregoing, if the Company has a contingent contractual obligation to provide for accelerated vesting of Restricted Shares after termination of a Participant’s Continuous Service, such Restricted Shares shall remain outstanding until the maximum contractual time for determining whether such contingency will occur, and terminate or be forfeited, as applicable, at such time if the contingency has not then occurred.

(c) Certificates for Restricted Shares. Unless otherwise provided in an Award Agreement, the Company shall hold certificates or, if not certificated, other indicia representing Restricted Shares until the restrictions lapse, and, if Restricted Shares are certificated, the Participant shall provide the Company with appropriate stock powers endorsed in blank. The Participant’s failure to provide such stock powers within 10 days after a written request from the Company shall entitle the Committee to unilaterally declare all or some of the Participant’s Restricted Shares forfeited.

(d) Section 83(b) Elections. A Participant may not make an election under Code Section 83(b) with respect to Restricted Shares issued under this Plan.

(e) Issuance of Shares upon Vesting. As soon as practicable after a Participant’s Restricted Shares vest, the Company shall deliver to the Participant, free from vesting restrictions, one Share for each surrendered and vested Restricted Share, unless an Award Agreement provides otherwise and subject to Section 7 regarding Withholding Taxes. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof; provided, however, the Committee may provide that fractional Shares shall accumulate.

6. Reserved.

7. Taxes; Withholding; Code Section 409A.

(a) General Rule. Notwithstanding any provision of this Plan or an Award Agreement to the contrary, Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards, and neither the Company, nor the Committee, nor any Affiliate, nor any of their employees, directors, or agents shall have any duty or obligation to mitigate, minimize, indemnify, or to otherwise hold any Participant harmless from any such consequences.

(b) Withholding. The Company’s obligation to deliver Shares (or to pay cash) to Participants pursuant to Awards is at all times subject to their prior or coincident satisfaction of all Withholding Taxes. Except as otherwise provided under this Plan or in an Award Agreement, no later than the date as of which an amount first becomes includible in a Participant’s taxable income for U.S. federal, state, local or non-U.S. income or social insurance tax purposes with respect to an Award, the Participant shall pay to the Company (or to the Affiliate employing the Participant), or make arrangements satisfactory to the Company (or such Affiliate) for the payment of, any such Withholding Taxes (which normally will not apply to non-Employees). Notwithstanding the foregoing, the Company and its Affiliates may, in each of their sole discretion, withhold a sufficient number of Shares that are otherwise issuable to the Participant pursuant to the Award (and/or cash that is otherwise payable to the Participant) in order to satisfy all or part of Withholding Taxes.

(c) U.S. Code Section 409A. To the extent that the Committee determines that any Award granted under this Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, this Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. The Committee may adopt such amendments to this Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures or cancelling all or some Awards with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate (i) to exempt an Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) to comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Code Section 409A.

(d) Unfunded Tax Status. This Plan is an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Person pursuant to an Award, nothing in this Plan or any Award Agreement shall give the Person any rights greater than those of a general creditor of the Company or any Affiliate, and a Participant’s rights under this Plan at all times constitute an unsecured claim against the Company’s general assets for the collection of benefits as they come due. Neither the Participant nor his or her duly-authorized transferee or Beneficiaries shall have any claim against nor rights in any specific assets, Shares, or other funds of the Company, except as may be the case with respect to Restricted Shares.

8. Non-Transferability of Awards.

(a) General. Except as set forth in this Section, or as otherwise approved by the Committee and subject to restrictions on transfer contained in the Bylaws or other organizational documents of the Company, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a death Beneficiary by a Participant will not constitute a transfer.

(b) Limited Transferability Rights. Subject to restrictions on transfer contained in the Bylaws or other organizational documents of the Company, an Award in the form of Restricted Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s Immediate Family, (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated Beneficiaries, (iii) pursuant to a domestic relations order, or (iv) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and this Plan.

(c) Death. In the event of the death of a Participant, any outstanding vested Awards issued to the Participant shall automatically be transferred to the Participant’s Beneficiary (or, if no Beneficiary is designated or surviving, to the person or persons to whom the Participant’s rights under the Award pass by will or the laws of descent and distribution in the state in which the Participant was domiciled at the time of his or her death).

(d) Lapsing of Restrictions. For the avoidance of doubt, the limitations in this Section 8 shall expire with respect to vested Shares upon an Initial Public Offering.

9. Change in Capital Structure; Change in Control; Etc.

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under this Plan, but as to which no Awards have yet been granted, or that have been returned to this Plan upon cancellation, forfeiture, or expiration of an Award, or any other Plan limits, as well as the purchase price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization, or reclassification of the Shares, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued Shares effected without receipt or payment of consideration by the

Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards, or as an alternative to an adjustment, such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may, if substitute consideration is provided, require in connection therewith the surrender of all Awards so substituted. In any case, such substitution of consideration shall not require the consent of any Participant.

(b) Dissolution or Liquidation. Except as otherwise provided in an Award Agreement, in the event of the dissolution or liquidation of the Company, other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such dissolution or liquidation, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. In the event of a Change in Control each outstanding Award shall vest in full, and the Participant shall be entitled to receive the same per-Share consideration as is paid in respect of Shares generally.

10. Termination, Rescission, and Recapture of Awards.

(a) Each Award under this Plan is intended to align the Participant’s long-term interests with those of the Company. Accordingly, unless otherwise expressly provided in an Award Agreement, the Committee may terminate any outstanding, unexpired, or unpaid Awards (“Termination”), rescind any payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections 10(b), 10(c), and 10(e) (collectively, the “Conditions”) at all times from the date of an Award through its vesting.

(b) A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company or one of its Affiliates (or policy applicable to the Participant), including but not limited to those with regard to proprietary or confidential information or intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business, and personnel information) (each a “Confidentiality Agreement”), and a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title, and interest in such intellectual property in the United States and in any foreign country. Notwithstanding the Participant’s confidentiality obligations set forth in this Plan or any Confidentiality Agreements, pursuant to the Defend Trade Secrets Act of 2016, the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the

Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he or she may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if he or she: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. In the event it is determined that disclosure of Company trade secrets was not done in good faith pursuant to the above, the Participant may be subject to substantial damages under federal criminal and civil law, including punitive damages and attorneys’ fees.

(c) Upon payment, or delivery of cash or Shares pursuant to an Award, the Participant shall, if requested in writing by the Committee (or the Company), certify on a form acceptable to the Committee (or, if applicable, the Company) that he or she is in compliance with the terms and conditions of this Plan.

(d) The Committee may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of a Participant’s relevant Awards or restricted Shares if the Committee determines, in its sole and absolute discretion that (i) the Participant has materially violated any agreement between the Participant and the Company or one of its Affiliates, (ii) within six months after the termination of the Participant’s Continuous Service, the Participant has solicited any non-administrative employee of the Company to terminate employment with the Company, or (iii) during his or her Continuous Service, a Participant: (A) has rendered services to or otherwise directly or indirectly engaged in or assisted any organization or business that, in the judgment of the Committee, in its sole and absolute discretion, is or is working to become competitive with the Company or one of its Affiliates; (B) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (C) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty.

(e) Within 10 days after receiving notice from the Committee of any such activity described in Section 10(d) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery. Any payment by the Participant to the Company pursuant to this Section 10 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery.

(f) Notwithstanding the foregoing provisions of this Section 10, the Committee has sole and absolute discretion not to require Termination, Rescission, and/or Recapture, and its determination not to require Termination, Rescission, and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Committee’s authority to require Termination, Rescission, and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section 10 shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of Continuous Service that does not violate the Conditions, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(g) If any provision within this Section 10 is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under Applicable Law.

(h) This Section 10 shall is supplemental to, and does not supersede, any other written agreement between the Participant, on the one hand, and the Company or any of its Affiliates, on the other hand.

11. Recoupment of Awards.

(a) Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture relating to, any Award held by the Participant, if and to the extent in the Committee’s view the Participant engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any Affiliate; or

Notwithstanding any other provision of this Plan, all Awards shall be subject to Reimbursement, Termination, Rescission, and/or Recapture to the extent required by Applicable Law, including but not limited to Section 10D of the Exchange Act.

12. Administration of this Plan.

(a) In General. The Committee shall administer this Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and may prescribe, amend, and rescind such rules and regulations, and procedures for the conduct of its business as it deems advisable. In the absence of a Committee, the Board shall function as the Committee for all purposes of this Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. Subject to Applicable Law and the restrictions set forth in this Plan, the Committee may delegate administrative functions to individuals who are Directors or Employees, and may authorize one or more executive officers to make Awards to Eligible Persons other than themselves. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused. The Committee shall have the power to delegate to a subcommittee of the Board any of the administrative powers the Committee is authorized to exercise, subject to such resolutions, consistent with this Plan, as the Board may adopt from time to time.

(c) Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(i)	to grant Awards and to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or dollars to be covered by each Award;

(ii)	to determine, from time to time, the Fair Market Value of Shares;

(iii)

to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable purchase price; the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced; the circumstances for vesting acceleration or waiver of forfeiture restrictions; and other restrictions and limitations;

(iv)	to approve the forms of Award Agreements and all other documents, notices, and certificates in connection therewith, which need not be identical either as to type of Award or among Participants;

(v)

to construe and interpret the terms of this Plan and any Award Agreement, to determine the meaning of their terms, to correct any defect, omission, or inconsistency in this Plan or any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan or an Award fully effective, and to prescribe, amend, and rescind rules and procedures relating to this Plan and its administration;

(vi)

to the extent consistent with the purposes of this Plan and without amending this Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii)

to require, as a condition precedent to the grant, vesting, settlement, and/or issuance of Shares pursuant to any Award, that a Participant agree to execute a general release of claims (in any form that the Committee may require, in its sole discretion, which form may include any other provisions, e.g., confidentiality and restrictions on competition, that are found in general claims release agreements that the Company utilizes or expects to utilize);

(viii)

in the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting, settlement, or exercise of Awards, such as a system using an Internet website or interactive voice response, to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant through the use of such an automated system; and

(ix)	to make all determinations and to take all other actions that the Committee may consider necessary or desirable to administer this Plan or to effectuate its purposes.

(d) Powers of the Company. Unless applicable law requires otherwise, all administrative and discretionary authority given to the Company under this Plan shall be exercised by the most senior human resources executive of the Company, or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(e) Local Law Adjustments and Sub-plans.

(i)

To facilitate the making of any grant of an Award under this Plan, the Committee may adopt rules and provide for such special terms for Awards to Participants who are located within the United States, foreign nationals, or employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Without limiting the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures, and handling of stock certificates, which vary with the customs and requirements of particular countries. The Committee may adopt procedures or sub-plans and establish escrow accounts and trusts, and settle Awards in cash in lieu of shares, as may be appropriate, required, or applicable to particular locations and countries.

(ii)

Action by Committee (e.g., to permit participation in this Plan by Eligible Persons who are non-United States nationals or are primarily employed or providing services outside the United States). The Committee may modify the terms of any Award under this Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this subsection in a manner that is inconsistent with the express terms of this Plan, so long as such modifications will not contravene any Applicable Law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other Employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation Consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan, or by any Participant or Beneficiary.

(f) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms as it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of this Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of this Plan, or of any Award or Award Agreement, and all determinations the Committee makes pursuant to this Plan shall be final, binding, and conclusive (subject only to the Committee’s inherent authority to change its determinations). The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(g) Any determination made by the Committee with respect to any provisions of this Plan may be made on an Award-by-Award basis; the Committee has no obligation to be uniform, consistent, or nondiscriminatory between classes of similarly-situated Awards, except as required by Applicable Law.

(h) Claims Limitations Period. Any Participant who believes he or she is being denied any benefit or right under this Plan or under any Award may file a written claim with the Committee. Any claim must be delivered to the Committee within 45 days of the specific event-giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designee, will notify the Participant of its decision in writing as soon as administratively practicable. Claims shall be deemed denied if the Committee does not respond in writing within 120 days of the date the written claim is delivered to the Committee. The Committee’s decision is final and conclusive, and binding on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

(i) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction, or determination made in good faith with respect to this Plan, any Award, or any Award Agreement. The Company shall pay or reimburse any Director, Employee, or Consultant who in good faith takes action on behalf of this Plan, for all expenses incurred with respect to this Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

(j) Expenses. The Company shall bear the expenses of administering this Plan.

13. Modification of Awards.

Within the limitations of this Plan, the Committee may modify an Award to accelerate the vesting of any Award, to extend or renew outstanding Awards, or to make any change that this Plan would permit for a new Award. Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant’s rights thereunder unless (a) the Participant provides written consent to the modification, or (b) such modification is permitted by another Section of this Plan or (c) such modification applies uniformly to all Participants and is approved by Participants holding Awards covering at least 70% of the Shares subject to Awards issued under the Plan. Notwithstanding the foregoing, subject to the limitations of Applicable Law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Awards if necessary to bring the Award into compliance with Section 409A of the Code.

14. Plan Amendment and Termination.

The Board may amend or terminate this Plan as it shall deem advisable; provided that no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to Section 9 above), unless such change is authorized by the stockholders of the Company to the extent required by Applicable Law. A termination or amendment of this Plan shall not materially and adversely affect a Participant’s rights under an Award previously granted to him or her unless the Participant consents in writing to such termination or amendment. Notwithstanding the foregoing, the Committee may amend this Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

15. Term of Plan.

If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 20, 2022. No Awards shall be made under this Plan after its termination.

16. Governing Law.

The terms of this Plan and all agreements hereunder shall be governed by the laws of the State of Delaware, without regard to the State’s conflict of laws rules.

17. Laws and Regulations.

(a) General Rules. This Plan, the granting of Awards, and the obligations of the Company and Committee hereunder (including those to pay cash or to deliver, sell or accept the surrender of any of its Shares or other securities) shall be subject to all Applicable Law. In the event that any Shares are not registered under any Applicable Law prior to the required delivery of them pursuant to Awards, the Committee may require, as a condition to their issuance or delivery, that the persons to whom the Shares are to be issued or delivered make any written representations and warranties (such as that such Shares are being acquired by the Participant for investment for the Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares) that the Committee may reasonably require, and the Committee may in its sole discretion include a legend to such effect on the certificates representing any Shares issued or delivered pursuant to this Plan.

(b) Blackout Periods. Notwithstanding any contrary terms within this Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent the Committee determines that doing so is desirable or required to comply with applicable securities laws.

(c) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant with respect to one or more Awards under this Plan, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards, and the Participant’s participation in this Plan, the Company and its Affiliates each may transfer the Data to any third parties assisting the Company (including the Committee) in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company (including the Committee) in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting such Participant’s local human resources representative. The Company or the Committee may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(d) Severability; Blue Pencil. In the event that any provision(s) of this Plan shall be or become invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not be affected thereby. If in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power, and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Any arbitrator shall have the same rights, powers, and authority.

18. Reserved.

19. No Obligation to Notify.

The Company and the Committee shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award.

20. Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of Shares pursuant to Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Unless otherwise determined by the Board, corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.

21. Pre-IPO Provisions.

Subject to any contrary terms set forth in any Award Agreement, for any period preceding the date of the Initial Public Offering, this Section shall be applicable to any Shares subject to or issued pursuant to Awards. The provisions set forth below shall become null and void upon the occurrence of the Initial Public Offering.

(a) Stockholders’ Agreement. As a condition for the delivery of any Shares pursuant to any Award, the Committee may require the Participant to execute and be bound by any agreement that generally exists between the Company and similarly-situated stockholders.

(b) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the federal securities laws, including the Initial Public Offering, Participants shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant, or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired pursuant to Awards without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time, not exceeding 180 days, following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted, or additional securities, which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to such Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired pursuant to Awards until the end of the applicable stand-off period. The Company and its underwriters shall be beneficiaries of the agreement in this Section. Participants who are not Directors or officers shall be subject to this Section only if Directors and officers are subject to it.

(c) California Law Provisions. In order to conform with Applicable Laws for Awards to California residents, to the extent required by Section 260.140.8 of Title 10 of the California Code of Regulations, and to the extent compliance with such section is required for the Shares subject to the Award to be exempt from registration in California, any repurchase right granted prior to the date on which the Shares become publicly-traded to a person who is not an officer, Director or Consultant shall be upon the following terms:

(i)

if the repurchase option gives the Company the right to repurchase the Shares upon termination of Continuous Service at not less than the Fair Market Value of the Shares to be purchased on the date of termination of Continuous Service, then:

(A)	the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the Shares within six months of termination of Continuous Service, and

(B)	the right terminates when the Shares become publicly traded; or

(ii)	if the repurchase option gives the Company the right to repurchase the Shares upon termination of the Participant’s Continuous Service at the original purchase price for such Shares, then:

(A)	the right to repurchase at the original purchase price shall lapse at the rate of at least 20% of the Shares per year over five years from the Date of Grant, and

(B)

the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the Shares within six months of termination of Continuous Service or such longer period as may be agreed to by the Company and the Participant.

22. Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling,” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements as shall be in place from time to time under any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree, or order of any governmental authority, whether of the United States, any other country, and any provincial, state, or local subdivision, that relate to the administration of equity plans or equity awards, as well as any applicable stock exchange or automated quotation system rules or regulations.

“Award” means any award of Restricted Shares made, in writing or by an electronic medium, pursuant to this Plan.

“Award Agreement” means any written document (including in any electronic medium) setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Beneficiary” means the person or entity designated by the Participant, in a form approved by the Company, to exercise the Participant’s rights with respect to an Award or receive payment or settlement under an Award after the Participant’s death.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, after the Effective Date:

(i)

the Participant has been convicted of, pled guilty or no contest to or entered into a plea agreement with respect to (x) any felony (under the laws of the United States, any relevant state, or the equivalent of a felony in any international jurisdiction in which the Company does business) or (y) any crime involving dishonesty or moral turpitude;

(ii)

the Participant has engaged in (A) any willful misconduct (including any violation of federal securities laws) or gross negligence, or (B) any act of dishonesty, violence or threat of violence, in each case with respect to this clause (B), that would reasonably be expected to result in a material injury to the Corporation;

(iii)	the Participant willfully fails to perform the Participant’s duties to the Company and/or willfully fails to comply with lawful directives of the Company’s board of directors; or

(iv)	the Participant materially breaches any material contract to which the Participant and the Company are parties;

provided that, with respect to clause (iv) and if the event giving rise to the claim of Cause is curable, the Company provides written notice to the Participant of the event within thirty (30) days of the Company learning of the occurrence of such event, and such Cause event remains uncured thirty (30) days after the Company has provided such written notice; provided further that any termination of the Participant’s employment or service for “Cause” with respect to clause (iv) occurs no later than thirty (30) days following the expiration of such cure period.

“Change in Control” means, unless another definition is set forth in an Award Agreement, the first of the following to occur after the Effective Date:

(i)

Acquisition of Controlling Interest. Any Person (other than Persons who are Employees or service providers at any time more than one year before a transaction) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; provided that the foregoing shall exclude any bona fide sale of securities of the Company by the Company to one or more third parties for purposes of raising capital. In applying the preceding sentence, an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board.

(ii)

Change in Board Control. During any consecutive one-year period commencing after the Initial Public Offering, individuals who constituted the Board at the beginning of the period (or their approved replacements, as defined in the next sentence) cease for any reason to constitute a majority of the Board. A new Director shall be considered an “approved replacement” Director if his or her election (or nomination for election) was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the period or were themselves approved replacement Directors, but in either case excluding any Director whose initial assumption of office occurred as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board.

(iii)

Merger. The Company consummates a merger or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees or service providers at any time more than one year before the transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

(iv)	Sale of Assets. The Company sells or disposes of all, or substantially all, of the Company’s assets.

(v)	Liquidation or Dissolution. The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following, which (I) the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, or (II) any Person who was a Beneficial Owner, directly or indirectly, of securities in the Company representing 50% or more acquires additional securities in the Company, or (III) the Company converting from an incorporated entity to an unincorporated entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or its successor; provided that the term “Committee” means (a) the Board when acting at any time in lieu of the Committee, (b) with respect to any decision involving an Award intended to satisfy the requirements of Code Section 162(m), a committee consisting of two or more Directors of the Company who are “outside directors” within the meaning of Code Section 162(m), and (c) with respect to any decision relating to a Reporting Person, a committee consisting solely of two or more Directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The mere fact that a Committee member shall fail to qualify as an “outside director” or as a “disinterested director” within the meaning of Code Section 162(m) and Rule 16b-3, respectively, shall not invalidate any Award made by the Committee, which Award is otherwise validly made under this Plan.

“Common Stock” means common stock, $0.0001 par value per share, of the Company. In the event of a change in the capital structure of the Company affecting the common stock (as provided in Section 9), the Shares resulting from such a change in the common stock shall be deemed to be Common Stock within the meaning of this Plan.

“Company” means Aterian, Inc., a Delaware corporation; provided that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Conditions” has the meaning set forth in Section 10(a).

“Confidentiality Agreement” has the meaning set forth in Section 10(a).

“Consultant” means any natural person (other than an Employee or Director), including an advisor, who provides bona fide services to the Company, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the Company’s parent, if such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Continuous Service” means a Participant’s period of service in the absence of any interruption or termination as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (a) sick leave; (b) military leave; (c) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (d) changes in status from Director to advisory director or emeritus status; or (e) transfers between locations of the Company or between the Company and its Affiliates. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service if the individual continues to perform bona fide services for the Company. The Committee shall have the discretion to determine whether and to what extent the vesting of any Awards shall be tolled during any paid or unpaid leave of absence; provided, however, that in the absence of such determination, vesting for all Awards shall be tolled during any such unpaid leave (but not for a paid leave).

“Data” has the meaning set forth in Section 17(c).

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” or “Disability” means, with respect to a Participant, if (a) the Participant is rendered incapable because of physical or mental illness of satisfactorily discharging his/her duties and responsibilities to the Company for a period of 90 consecutive days and (b) a duly qualified physician chosen by the Company and reasonably acceptable to the Participant or his/her legal representatives so certifies in writing.

“Effective Date” means the date determined in accordance with Section 1(d).

“Eligible Persons” has the meaning set forth in Section 1(b).

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes or, if in a jurisdiction that does not have employment taxes, any person whom the Company or any Affiliate classifies as an employee (including an officer), in either case whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, unless otherwise determined or provided by the Committee in the circumstances:

(vi)

If the Shares are listed or admitted to trade on the New York Stock Exchange, The Nasdaq Stock Market LLC or other national securities exchange (the “Exchange”), the Fair Market Value shall equal the closing sales price of Shares as reported by the Exchange for securities on the Exchange for the date in question, or, if no sales of Shares were made on the Exchange on that date, the closing sales price of Shares as reported by the Exchange for the next preceding day on which sales of Shares were made on the Exchange.

(vii)

If the Shares are not listed or admitted to trade on an Exchange, but are regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value shall equal the average of the high and low trading prices of Shares, as reported by such recognized securities dealer for the date in question or the most recent trading day.

(viii)

If Shares are not listed or admitted to trade on an Exchange, the Fair Market Value shall be the value as reasonably determined by the Committee for purposes of the Award in the circumstances; provided that Fair Market Value shall be determined pursuant to a valuation of the Company by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code, as of a date that is no more than 12 months before the date of grant of the Award or another methodology for determining fair market value that complies with Section 409A of the Code.

The Committee also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Awards (for example, and without limitation, the Committee may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing sales prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date). Any determination as to Fair Market Value made pursuant to this Plan shall be made without regard to any restriction other than a restriction in which, by its terms, will never lapse, and shall be final, binding and conclusive on all persons with respect to Awards granted under this Plan.

“Good Reason” shall mean, after the Effective Date:

(ix)	a material diminution in the nature or scope of the Participant’s responsibilities, duties or authority;

(x)	the Company’s material breach of any material contract to which the Participant and the Company are parties;

(xi)	the Company’s relocation of the Participant’s principal place of employment more than fifty (50) miles from the prior location; or

(xii)

a reduction in the Participant’s base salary or target incentive bonus other than, for both base salary and target incentive bonus individually, a one-time reduction of not more than ten percent (10%) that also is applied to substantially all executive officers of the Company;

provided that, in any such case, the Participant provides written notice to the Company of the event giving rise to such claim of Good Reason within thirty (30) days after the Participant learns of the occurrence of such event, and such Good Reason event remains uncured thirty (30) days after the Participant has provided such written notice; provided further that any resignation of the Participant’s employment or service for “Good Reason” occurs no later than thirty (30) days following the expiration of such cure period.

“Grant Date” means the later of (a) the date designated as the “Grant Date” within an Award Agreement, and (b) the date on which the Committee determines the key terms of an Award, provided that as soon as reasonably practical thereafter the Committee both notifies the Eligible Person of the Award and enters into an Award Agreement with the Eligible Person.

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. “Immediate Family” also shall include a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, any other entity in which these persons (or the employee) own more than 50% of the voting interests, and any person sharing the employee’s household (other than a tenant or employee).

“Initial Public Offering” means the closing of the Company’s first firm commitment underwritten public offering of Common Stock registered pursuant to an effective registration statement under the Securities Act (other than a registration statement relating solely to the sale of securities to employees of the Company or a registration relating solely to a Securities and Exchange Commission Rule 145 transaction)

“Involuntary Termination” means, with respect to a Participant, a termination of the Participant’s employment or service by the Company or a Company Subsidiary without Cause, the Participant’s resignation for Good Reason, or the termination of the Participant’s employment or service with the Company and its Subsidiaries due to death or Disability.

“Market Stand-Off” has the meaning set forth in Section 21(b).

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this Amended and Restated Aterian, Inc. 2019 Equity Plan, as may be amended or restated from time to time.

“Recapture” has the meaning set forth in Section 10(a).

“Rescission” has the meaning set forth in Section 10(a).

“Reimbursement” has the meaning set forth in Section 11(a).

“Reporting Person” means an Employee, Director, or Consultant who is required to file reports with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder.

“Restricted Share” means a Share awarded with restrictions imposed under Section 5.

“Sale of the Company” means (i) the accumulation, by means of any transaction or series of related transactions, whether directly or indirectly, beneficially or of record, by any individual and/or entity of more than 50% of the outstanding shares of common stock of the Company, whether by merger, consolidation, sale, issuance or other transfer of shares of the Company’s common stock, so long as the Company’s holders of common stock as of the Effective Date, immediately after such transaction or series of transactions, hold less than 50% of the common stock of the Company or the voting securities of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company, which may include a license transaction; provided, however, that, unless a Qualified IPO has occurred, a transaction shall be a Sale of the Company only if such transaction is a change in the ownership of the Company or a change in the ownership of a substantial portion of the assets of the Company such that the Sale of the Company is a permissible payment under Treasury Regulation 1.409A-3(a)(5).

“Share” means a share of Common Stock, as adjusted in accordance with Section 9.

“Share Reserve” has the meaning set forth in Section 2(a).

“Termination” has the meaning set forth in Section 10(a).

“Successor Company” has the meaning set forth in Section 9(c).

“Unrestricted Shares” mean Shares that are both awarded to Participants pursuant to Section 5, and not subject to a “substantial risk of forfeiture” within the meaning of Code Section 83.

“U.S. Taxpayer” means an Eligible Person who is subject to U.S. taxation.

“Withholding Taxes” means the aggregate amount of federal, state, local, and foreign income, social insurance, payroll, and other taxes that the Company and any Affiliates are required or permitted to withhold in connection with any Award.